                                                                    EXHIBIT 10.7

                   AMENDMENT NO. 8 TO BUSINESS LOAN AGREEMENT

      This Amendment No. 8 (the "Amendment") dated as of December 31, 2004, is between Bank of America, N.A. (the "Bank") and SureWest Communications (the "Borrower"), formerly known as Roseville Communications Company.

                                    RECITALS

      A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of March 15, 2000 (together with any previous amendments, the "Agreement").

      B. The Bank and the Borrower desire to amend the Agreement.

                                    AGREEMENT

      1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

      2. Amendments. The Agreement is hereby amended as follows:

            2.1 In Paragraph 1.2, the date "July 1, 2006" is substituted for the date "June 1, 2005."

            2.2 In Paragraph 1.6 the amount of each Applicable Margin is increased by 0.25% and, as a result, the table with the heading "Applicable Margin" is amended to read in its entirety as follows:

                Applicable Margin
        (in percentage points per annum)

Prime Rate +/-                     LIBOR Rate +
--------------                     ------------
    - 0.25%                            1.00%
      0.00%                            1.25%
    + 0.25%                            1.50%

            2.3 In Paragraph 7.3, the amount "Two Hundred Million Dollars ($200,000,000)" is substituted for the amount "Two Hundred Twenty-Five Million Dollars ($225,000,000)," and in the second line of the definition of "Tangible Net Worth," the phrase "and Local Multipoint Distribution System (LMDS) and Personal Communication System (PDS) licenses" is inserted between the word "assets" and the word "but."

            2.4 Paragraph 7.5 is amended to read in its entirety as follows:

            7.5 PROFITABILITY. Not to incur on a consolidated basis a net loss after taxes and extraordinary items exceeding Five Million Dollars ($5,000,000) in any four consecutive quarterly accounting periods. For purposes of this calculation, a one-time non-cash expense in an amount not exceeding Four Million Six Hundred Thousand Dollars ($4,600,000) related to the write-down of LMDS licenses shall be excluded.

      3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound, and (d) this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with

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

                                                                    EXHIBIT 10.7

                   AMENDMENT NO. 8 TO BUSINESS LOAN AGREEMENT

any of the Borrower's organizational papers.

      4. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

      5. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

      6. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND
(D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

      This Amendment is executed as of the date stated at the beginning of this Amendment.

                                         Bank of America, N.A.

                                         By /s/
                                            --------------------
                                         Robert L. Munn, Jr.
                                         Senior Vice President

                                         SureWest Communications

                                         By /s/
                                            ----------------------------------
                                         Brian H. Strom
                                         President and Chief Executive Officer

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